STATE OF MARYLAND
                                                                           65315



                               STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
                301 West Preston Street Baltimore, Maryland 21201



                                                             DATE: JUNE 12, 1990



     THIS IS TO ADVISE YOU THAT YOUR ARTICLES OF INCORPORATION FOR BAILARD, BIEHL & KAISER INTERNATIONAL FUND GROUP, INC. WERE RECEIVED AND APPROVED FOR RECORD ON JUNE 12, 1990 AT 2:50 P.M.






FEE PAID:                  111.00




            [SEAL]



                                                    JOYCE M. THOMPSON
                                                    LEGAL OFFICER

                             BAILARD, BIEHL & KAISER
                         INTERNATIONAL FUND GROUP, INC.

                            ARTICLES OF INCORPORATION

             FIRST: THE UNDERSIGNED, Timothy F. Cox, whose address is 1100 Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, as incorporator, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

             SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

             Bailard, Biehl & Kaiser International Fund Group, Inc.

             THIRD: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

             (1) To engage generally in the business of investing, reinvesting, owning, holding and trading in securities, as defined in the Investment Company Act of 1940, as from time to time amended (hereinafter referred to as the "1940 Act"), to issue redeemable securities, and to engage generally in the business of an open-end investment company of the management type.

             (2) To subscribe for, purchase or otherwise acquire and invest and reinvest in, to hold for investment or otherwise, to sell, transfer, assign, negotiate, exchange, lend, pledge or otherwise dispose of, and to turn to account or realize upon and generally deal in and with (a) securities (which term, securities, shall include without limitation any and all bills, notes, bonds, debentures or other obligations or evidences of indebtedness, certificates of deposit, bankers acceptances, commercial paper, repurchase agreements or other money market instruments; stocks, shares or other equity ownership interests; and warrants, options, rights or other instruments representing rights to subscribe for, purchase, receive or otherwise acquire or to sell, transfer, assign or otherwise dispose of, and scrip, certificates, receipts or other instruments evidencing any ownership rights or interests in any of the foregoing), "when issued" and "delayed delivery" contracts for securities, issued, guaranteed or sponsored by any governments, political subdivisions or governmental authorities, agencies or instrumentalities, by any individuals, firms, companies, corporations, syndicates, association or trusts, or by any other organizations or entities whatsoever,
                                      -1-

                               STATE OF MARYLAND
                               -----------------

    I hereby certify that this is a true and complete copy of the 16 page document on file in this office. DATED: June 12, 1990

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

    BY: /s/ [ILLEGIBLE]
       ---------------------------------------------------------------------
    This stamp replaces our previous certification system. Effective: 10/84 irrespective of their forms or the names by which they may be described, whether or not they be organized and operated for profit, and whether they be domestic or foreign with respect to The State of Maryland or the United States of America, (b) options, forward contracts, futures contracts, and options on futures contracts or other instruments relating to foreign currencies, securities, indices and commodities, (c) precious metals and other minerals, contracts to purchase and sell, and other interests of every nature and kind in, such metals or minerals and (d) rare coins and other numismatic items; and to issue in exchange therefor or in payment thereof its own capital stock, bonds or other obligations or securities, or otherwise pay therefor in money or other property; to possess and exercise as owner thereof all the rights, powers and privileges of ownership including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.


             (3) To purchase, redeem or otherwise acquire, and to hold, sell or otherwise dispose of, and to retire and reissue, shares of its own stock of any class and any other securities issued by it in any manner now or hereafter authorized or permitted by law.

             (4) To carry out all or any part of the objects and purposes of the Corporation and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

             The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of this Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not *in limitation of the general powers of corporations under the General Laws of the State of Maryland.

             FOURTH: The present address of the principal office of the Corporation in this State is The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202.

             FIFTH:   The  name  and  address  of  the  resident  agent  of  the
Corporation are The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

             SIXTH: (a) The total number of shares of stock of all classes which the Corporation initially has authority to issue is one billion (1,000,000,000) shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $100,000. All of such shares are classified as "Common Stock". The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock; provided, that the Board of Directors shall not classify or reclassify any of such shares into any class or series of stock which is prior to any class or series of stock then outstanding with respect to rights upon the liquidation, dissolution, or winding up of the affairs of, or upon any distribution of the general assets of, the corporation and provided further that there may be variations so fixed and determined among different series and classes as to investment objectives, purchase price, right of redemption, dividend and liquidation rights, with respect to assets belonging to a particular series. or class, voting powers, and conversion rights.

             (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the "Bailard, Biehl & Kaiser International Equity Fund" Series (of which there are initially classified 100,000,000 shares) and the "Bailard, Biehl & Kaiser International Fixed-Income Fund" Series (of which there are initially classified 100,000,000 shares) and any additional class or series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional class or series at the time of establishing and designating such additional class or series).

             (1) Assets Belonging to Class or Series.  All  consideration received by the Corporation from the issue or sale of shares . of a particular class or series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class or series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that class or series as provided in the following sentence, are herein referred to as assets belonging to that class or series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class or series (collectively "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the classes or series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular class or series shall belong to that class or series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

             (2) Liabilities Belonging to Class or Series. The assets belonging to each particular class or series shall be charged with the liabilities of the Corporation in respect of that class or series and all expenses, costs, charges and reserves attributable to that class or series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the classes or series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a class or series are herein referred to as "liabilities belonging to" that class or series. Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Directors shall be conclusive and binding for all purposes.

             (3) Income Belonging to Class or Series. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding.

             Income belonging to a class or series includes all income, earnings and profits derived from assets belonging to that class or series, less any expenses, costs, charges or reserves belonging to that class or series, for the relevant time period, all determined in accordance with generally accepted accounting principles.

             (4) Dividends. Dividends and distributions on shares of a particular class or series may be paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class.

             All dividends on shares of a particular class or series shall be paid only out of the income belonging to that class or series and capital gains distributions on shares of a particular class or series shall be paid only out of the capital gains belonging to that class or series. All dividends and distributions on shares of a particular class or series shall be distributed pro rata to the holders of that class or series in proportion to the number of shares of that class or series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

             The Corporation intends to qualify as a "regulated investmentcompany" under the Internal Revenue Code of 1986, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

             Dividends and distributions may be made in cash, property or additional shares of the same or another class or series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by each stockholder of the mode of the making of such dividend or distribution to that stockholder. Any such dividend or distribution paid in shares will be paid at the net asset value thereof as defined in subsection
       (9) below.

             (5) Liquidation. In the event of the liquidation or dissolution of the Corporation or of a particular class or series, the stockholders of each class or series that has been established and designated and is being liquidated shall be entitled to receive, as a class or series, when and as declared by the Board of Directors, the excess of the assets belonging to that class or series over the liabilities belonging to that class or series. The holders of shares of any particular class or series shall not be entitled thereby to any distribution upon liquidation of any other class or series. The assets so distributable to the stockholders of any particular class or series shall be distributed among such stockholders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation. The liquidation of any particular class or series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class or series, as defined in the 1940 Act, and without the vote of the holders of any other class or series. The liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets of such class or series to another class or series or by the exchange of shares of such class or series for the shares of another class or series.

             (6) Voting. on each matter submitted to a vote of the stockholders, each holder of a share shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes or series shall vote as a single class or series ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the 1940 Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to (c) below, the shares of all other classes or series shall vote as a single class or series; and (c) as to any matter which does not affect the interest of a particular class or series, including liquidation of a particular class or series as described in subsection (5) above, only the holders of shares of the one or more affected classes shall be entitled to vote.

             (7) Redemption at the Stockholder's Option. Each holder of shares of a particular class or series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of that class or series at a redemption price per share equal to the net asset value per share of that class or series next determined (in accordance with subsection (9)) after the shares are properly tendered for redemption, less such redemption charge, if any, as is determined by the Board of Directors consistent with the terms of the 1940 Act. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the class or series of which the shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

             Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any class or series to require the Corporation to redeem shares of that class or series during any period or at any time when and to the extent permissible under the 1940 Act.

             (8)  Redemption by  Corporation.  The Board of Directors may
       cause the Corporation to redeem at net asset value the shares of any class from a holder (i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended, or (ii) if such holder has ceased to be a qualified investor in the Corporation, or the value of such holder's shares in the Corporation has fallen below the minimum initial investment required of such holder, all as determined from time to time by the Board of Directors and described in the prospectus of the . Corporation relating to such shares, provided that in the case of a redemption pursuant to clause (ii) hereof at least thirty (30) days prior written notice of the proposed redemption has been given to such holder by postage paid mail to his last known address. Upon redemption of shares pursuant to this subsection, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of shares so redeemed.

             (9) Net Asset Value Per Share. The net asset value per share of any class or series shall be the quotient obtained by dividing the value of the net assets of that class or series (being the value of the assets belonging to that class or series less the liabilities belonging to that class or series) by the total number of shares of that class or series outstanding, all determined by the Board of Directors in accordance with generally accepted accounting principles and not inconsistent with the 1940 Act.

             The Board of Directors may determine to maintain the net asset value per share of any class or series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that class or series as dividends payable in additional shares of that class or series at the designated constant dollar amount and for the handling of any losses attributable to that class or series. Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that class or series his pro rata portion of the total number of shares required to be cancelled in order to permit the net asset value per share of that class or series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each stockholder of the Corporation shall be deemed to have agreed, by his investment in any class or series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

             (10) Equality. All shares of each particular class or series shall represent an equal proportionate interest in the assets belonging to that class or series (subject to the liabilities belonging to that class or series), and each share of any particular class or series shall be equal to each other share of that class or series. The Board of Directors may from time to time divide or combine the shares of any particular class or series into a greater or lesser number of shares of that class or series without thereby changing the proportionate beneficial interest in the assets belonging to that class or series or in any way affecting the rights of shares of any other class or series.

             (11) Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that holders of shares of any class or series shall have the right to convert or exchange said shares into shares of one or more other classes or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

             (12) Fractional Shares. The Corporation may issue and sell fractions of shares having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in this Charter or in the By-Laws, they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

             (13) Stock Certificates. The Corporation shall not be obligated to issue certificates representing shares of any class or series unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the By-Laws or by the Board of Directors.

             (14) Transfer Restrictions. If, in the opinion of the Board of Directors of the Corporation, concentration of ownership of shares of Common Stock may cause the Corporation to be deemed a personal holding company within the meaning of the Internal Revenue Code of 1986, as amended, the Corporation may at any time and from time to time refuse to give effect on the books of the Corporation to any transfer or transfers of any share or shares of Common Stock in an effort to prevent such personal holding company status.

             (c) Subject to the foregoing and to the requirements of the 1940 Act, the power of the Board, of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of this Charter, authority to classify or reclassify any unissued shares of such stock into one or more classes or series of common stock, special stock or other stock, and to subdivide and resubdivide shares of any class or series into one or more subclasses or subseries of such class or series, by determining, fixing, or altering one or more of the following:

             (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section.

             (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

             (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

             (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

             (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

             (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

             (7) whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

             (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and this Charter of the Corporation.

             (d) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the 1940 Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

             SEVENTH: The number of directors of the Corporation shall be five, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:

            Shirley L. Clayton, Richard L. Holbrook, David R. Rahn,
                     David B. Shippey and James C. Van Horne

             EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

             (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration (which shall consist only of cash or securities) as may be deemed advisable by the Board of Directors and without any action by the stockholders.

             (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

             (3) The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute, regulation or the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

             (4) Unless the By-Laws otherwise provide and subject to any formal employment agreements between the Corporation and any officer or employee, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.

             (5) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes or series of capital stock or of the total number of shares of any class or series of capital stock entitled to vote as a separate class or series, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes or series outstanding and entitled to vote thereon or of the class or series entitled to vote thereon as a separate class or series, as the case may be, except as otherwise provided in this Charter.

             (6) The Corporation shall indemnify (A) its directors and officers, whether serving the corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (B) its other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. Nothing contained herein shall be construed to authorize the Corporation to indemnify any director or officer of the Corporation against any liability to the Corporation or to any holders of securities of the Corporation to which he is subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

             (7) To the fullest extent permitted by Maryland statutory and decisional law and the 1940 Act, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. No amendment, modification or repeal of this Article EIGHTH, Section 7 shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

             (8) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise.

             The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of this Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

             NINTH: The duration of the Corporation shall be perpetual.



             IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on June 12, 1990.


WITNESS:




/s/ Janice A. McGarvey                         /s/ Timothy F. Cox
-------------------------------------          ---------------------------------
                                               Timothy F. Cox
                                      -15-